Exhibit 99.2

1 NOT FOR PRODUCT PROMOTIONAL USE Creating a Global BioPharma Leader INVESTOR PRESENTATION JANUARY 2019

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction between Bristol-Myers Squibb Company ("Bristol-Myers Squibb") and Celgene Corporation ("Celgene"), Bristol-Myers Squibb and Celgene will file relevant materials with the Securities and Exchange Commission (the "SEC"), including a Bristol-Myers Squibb registration statement on Form S-4 that will include a joint proxy statement of Bristol-Myers Squibb and Celgene that also constitutes a prospectus of Bristol-Myers Squibb, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Bristol-Myers Squibb and Celgene. INVESTORS AND SECURITY HOLDERS OF BRISTOL-MYERS SQUIBB AND CELGENE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Bristol-Myers Squibb or Celgene through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Bristol-Myers Squibb will be available free of charge on Bristol-Myers Squibb's internet website at https://www.bms.com/ under the tab, "Investors" and under the heading "Financial Reporting" and subheading "SEC Filings" or by contacting Bristol-Myers Squibb's Investor Relations Department through https://www.bms.com/investors/investor-contacts.html. Copies of the documents filed with the SEC by Celgene will be available free of charge on Celgene's internet website at https://www.celgene.com/ under the tab "Investors" and under the heading "Financial Information" and subheading "SEC Filings" or by contacting Celgene's Investor Relations Department at ir@celgene.com.

Certain Information Regarding Participants

Bristol-Myers Squibb, Celgene, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Bristol-Myers Squibb is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 13, 2018, its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 22, 2018, and its Current Report on Form 8-K, which was filed with the SEC on August 28, 2018. Information about the directors and executive officers of Celgene is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 7, 2018, its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 30, 2018, and its Current Reports on Form 8-K, which were filed with the SEC on June 1, 2018, June 19, 2018 and November 2, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Investor Relations at Bristol-Myers Squibb or Celgene as described above.

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Bristol-Myers Squibb | Celgene

Cautionary Statement Regarding Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "explore," "evaluate," "intend," "may," "might," "plan," "potential," "predict," "project," "seek," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Bristol-Myers Squibb's and Celgene's control. Statements in this communication regarding Bristol-Myers Squibb, Celgene and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Bristol-Myers Squibb's and Celgene's business and future financial and operating results, the amount and timing of synergies from the proposed transaction, the terms and scope of the expected financing for the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction, expectations regarding cash flow generation, accretion to non-GAAP earnings per share, capital structure, debt repayment, adjusted leverage ratio and credit ratings following the closing of the proposed transaction, Bristol-Myers Squibb's ability and intent to conduct a share repurchase program and declare future dividend payments, the combined company's pipeline, intellectual property protection and R&D spend, the timing and probability of a payment pursuant to the contingent value right consideration, and the closing date for the proposed transaction, are based on management's estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Bristol-Myers Squibb's and Celgene's control. These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the combined company's ability to execute successfully its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, including assumptions about the combined company's ability to retain patent exclusivity of certain products, the impact and result of governmental investigations, the combined company's ability to obtain necessary regulatory approvals or obtaining these without delay, the risk that the combined company's products prove to be commercially successful or that contractual milestones will be achieved. Similarly, there are uncertainties relating to a number of other important factors, including: results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; the ability to enroll patients in planned clinical trials; unplanned cash requirements and expenditures; competitive factors; the ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates; the ability to maintain key collaborations; and general economic and market conditions. Additional information concerning these risks, uncertainties and assumptions can be found in Bristol-Myers Squibb's and Celgene's respective filings with the SEC, including the risk factors discussed in Bristol-Myers Squibb's and Celgene's most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC. It should also be noted that projected financial information for the combined businesses of Bristol-Myers Squibb and Celgene is based on management's estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Bristol-Myers Squibb or Celgene. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing of the proposed acquisition may not be satisfied; a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Bristol-Myers Squibb is unable to achieve the synergies and value creation contemplated by the proposed acquisition; Bristol-Myers Squibb is unable to promptly and effectively integrate Celgene's businesses; management's time and attention is diverted on transaction-related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company declines following the proposed acquisition; legal proceedings are instituted against Bristol-Myers Squibb, Celgene or the combined company; Bristol-Myers Squibb, Celgene or the combined company is unable to retain key personnel; and the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Bristol-Myers Squibb and Celgene or on Bristol-Myers Squibb's and Celgene's operating results. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Bristol-Myers Squibb or Celgene. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Bristol-Myers Squibb or Celgene, Bristol-Myers Squibb's ability to successfully complete the proposed transaction and/or realize the expected benefits from the proposed transaction. You are cautioned not to rely on Bristol-Myers Squibb's and Celgene's forward-looking statements. These forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither Bristol-Myers Squibb nor Celgene assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

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Bristol-Myers Squibb | Celgene

4 Creating a Global BioPharma Leader INVESTOR PRESENTATION JANUARY 2019

5 Diversified Specialty Bi oPharma Best of BIOTECH Best of PHARMA INNOVATION Focused and Integrated The Best PEOPLE helping patients in their fight against serious disease Our Strategic Foundation

6 Creating a Leading Focused Biopharma Company Oncology: IO / Solid Tumors & Hematology Cardiovascular 10 PHASE III ASSETS LEADING FRANCHISES Led by Opdivo and Yervoy as well as Revlimid and Pomalyst ROBUST EARLY - AND MID - STAGE PIPELINE (PHASE I / II ASSETS) 21 ONCOLOGY: IO / Solid Tumors DEEP AND BROAD LATE - STAGE PIPELINE SIGNIFICANT LIFE CYCLE MANAGEMENT OPPORTUNITIES 6 NEAR - TERM POTENTIAL NEW PRODUCT LAUNCHES 10 ONCOLOGY: Hematology CHEMISTRY BIOLOGICS CELL THERAPY Underpinned by cutting edge technologies and discovery platforms 10 IMMUNOLOGY & INFLAMMATION 9 CARDIOVASCULAR / FIBROSIS Led by Eliquis # 1 With access to additional modalities through strong external partnerships PATIENT - CENTRIC INNOVATION Led by Orencia and Otezla Top 5 Immunology & Inflammation # 1

7 A Compelling Transaction • $50 cash and 1.0 share of combined company (fixed exchange ratio) per Celgene share • Total value of $102.43 per Celgene share based on Bristol - Myers Squibb’s closing stock price on 1/2/2019; total transaction value of approx. $90 billion (excluding CVR) • $9.00 CVR upon FDA approval of three late - stage assets • Bristol - Myers Squibb shareholders to own ~69% and Celgene shareholders to own ~31% • Giovanni Caforio to serve as Chairman & CEO; Adding 2 Board members from Celgene, total of 13 • Closing anticipated in Q3 2019, subject to regulatory approvals, shareholder approvals, other customary closing conditions Strong Returns and Significant Immediate EPS Accretion Strong Balance Sheet and Cash Flow Generation Significant Synergies TERMS

8 Bristol - Myers Squibb Strategic Priorities and Approach to Business Development Strategically Aligned with Therapeutic Focus Compelling Science with Potential for Transformational Medicine Creates Value for Shareholders

9 • Two companies with one mission – discover, develop and deliver the most innovative medicines to patients with unmet medical needs across the continuum of care • Recognizes and unlocks significant value for Celgene shareholders – Delivers immediate and substantial cash value – Provides meaningful participation in the combined company’s future growth – Additional cash via dividends and potential CVR • Enhances global leadership and core competencies in high - value therapeutic categories across small molecules, biologics and cell therapies • Accelerates research and development programs for sustainable long - term growth • Combined company has the capabilities and financial strength to continue investing in external research partners • Builds on the skills, dedication and passion of talented employees The Right Transaction for Celgene

10 Balanced and Leading Commercial Portfolio $31 $27 $17 $5 $26 $21 $17 Immuno-Oncology Multiple Myeloma Non-Hodgkin Lymphoma Myeloid Diseases Psoriasis/Psoriatic Arthritis Irritable Bowel Disease Cardiovascular (Stroke Prophylaxis) Oncology: Hematology Oncology: IO/Solid Tumors Immunology & Inflammation Cardiovascular Estimated Market Size (1) ($Bn) 9/30/18 LTM Revenues % of Total $8.6Bn ~23% $14.4Bn ~39% $6.1Bn ~17% $4.2Bn ~11% (1) Source: Market size projections are for 2022 from Evaluate Pharma, December 2017/November 2018 and Decision Resources Disease La ndscape and Forecast; Epidemiology is for 2018 from Decision Resources Disease Landscape and Forecast, Kantar Health CancerMPact database and Putnam Associates

11 The Leading Oncology Company Select Current Indications Innovative assets addressing Solid Tumors and Hematologic Malignancies Lymphomas Myeloid Diseases Multiple Myeloma RCC HCC H&N NSCLC Melanoma CML Hematology IO / Solid Tumors

12 Strong IO Business With Meaningful Growth Opportunities >50 Tumors with Ongoing Trials >350 Clinical Trials with BMS IO Agents 15+ New IO Compounds in Development Strong Commercial Execution Annualized sales* * Last 12 months as of Q3, 2018 Advancing the Science in IO 20+ Near Term Data Readouts $ 7.5B Global approvals for Opdivo > 400 U.S. Indications in 4 years post launch 17

13 Positioned for Long Term Leadership in Hematology CelMOD ® Next wave beyond today’s IMiDs CAR - T Several potential best - in - class agents BCMA Multiple modalities (CAR - T, TCE, ADC) Platforms for Sustained Leadership and Growth High Value Near - Term Assets luspatercept liso - cel (JCAR017) bb2121 fedratinib Transforming the Treatment of Multiple Myeloma

14 Earliest Forecasted Trial Decision 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 REMS Oct 2020 Polymorph Apr 2027 MDS MOU Apr 11, 2023 MCL MOU May 15, 2023 MM MOU Oct 7, 2023 Polymorph Nov 2024 MCL MOU Jul 2028 Earliest Forecasted Appeal Decision Volume - Limited Natco Sales Permitted* COM Oct 2019 LITIGATION & SETTLEMENT TIMELINES PATENT EXPIRATIONS 1 *Natco settlement provides for a phased, volume - limited generic entry beginning March 2022 with mid - single digits percentage of total capsules dispensed during first full year of entry gradually increasing to approximately 30% of total capsules in 2025 and full generic entry in January 31, 2026 1 This is a representative listing of the patents in suit MCL = Mantle Cell Lymphoma MDS = Myelodysplastic Syndromes MM = Multiple Myeloma COM = Composition Of Matter MOU = Method Of Use All Remaining Generic Filers 14 Revlimid ® IP Timeline Mar 2022 Natco Generic Entry Jan 31, 2026 Full Generic Entry

15 Strengthens Position in Immunology & Inflammation Expanded Early Portfolio High Value Near - Term Assets ozanimod TYK2 Current Marketed Products • U.S. NDA and EU MAA submissions planned for Q1 2019 • Potential for indication expansion beyond multiple sclerosis in IBD with Phase III trials ongoing in UC and Crohn’s • Potentially superior efficacy and safety profile relative to other oral agents • Positive Phase II Psoriasis trials with Phase III readouts in 2020 • Ongoing Phase II trials in Crohn’s, UC and Lupus 10 PHASE I / II ASSETS

16 Six Near - Term Product Launch Opportunities with Potential for Greater than $15B in Revenue • U.S. and EU regulatory submissions expected in first half 2019 in 2L MDS and Beta - Thalassemia • CD19 CAR - T with strong efficacy and a potentially differentiated safety and tolerability profile for R/R DLBCL • Potential to be first - and possibly best - in - class BCMA CAR - T in Multiple Myeloma • Targeting patients who relapsed from or are intolerant to Jakafi in Myelofibrosis • U.S. NDA and EU MAA submissions for RMS planned for Q1 2019 • Biologic - like efficacy in Psoriasis with upside potential to address multiple autoimmune diseases luspatercept liso - cel (JCAR017) bb2121 fedratinib ozanimod TYK - 2

Deep and Broad Combined Pipeline

	Phase III	Phase I/II			
Oncology: IO/Solid Tumors	Relatlimab (anti-LAG3) NKTR-214 (PEG-IL2) IDO inhibitor Marizomib (proteasome inhibitor)	Cabiralizumab (anti-CSF1R) BET Inhibitor	Anti-CTLA-4 Probody EP4 antagonist CCR2/5 dual antagonist anti-CTLA-4 NF anti-CD73 anti-TIM3 anti-IL8	NLRP3 agonist Anti-ICOS Anti-TIGIT NG-348 (CD80/CD3 oncolytic virus) Ulocuplumab (anti-CXCR4) JTX-2011 (anti-ICOS) MSC-1 (anti-LIF)	Etigilimab (anti-TIGIT) CC-90010 (BET inhibitor)[1] CC-90002 (anti-CD47)[1] CC-90011 (LSD1 inhibitor)[1] AG-270 (MTAP inhibitor)[1]
Oncology: Hematology	Luspatercept (activin receptor fusion protein) Fedratinib (JAK2 inhibitor) CC-486 (DNA methylase inhibitor) bb2121 (BCMA CAR-T)		TRPH-222 (CD22 ADC) GEM333 (CD33 bispecific) CC-90009 (CELMoD) FT-1101 (BET inhibitor)	JCAR017 (CD19 CAR-T) CC-220 (CELMoD) CC-93269 (BCMA TCE)	bb21217 (BCMA CAR-T) JCARH125 (BCMA CAR-T) CC-92480 (CELMoD)
Immunology / Inflammation	TYK2 Inhibitor Ozanimod (S1P1 modulator)	BTK inhibitor RPC-4046 (anti-IL13) CC-220 (CELMoD)	TYK2 Backup RoRγT agonist TLR 7/8 antagonist	S1P1 agonist BTK Max (Bruton's tyrosine kinase inhibitor)	CC-90006 (anti-PD1) CC-99677 (MK2 inhibitor)
Cardiovascular / Fibrotic Diseases		Nitroxyl Donor Factor XIa Inhibitor	APJ agonist FPR-2 agonist		
		MGAT; combo PEG-FGF21 HSP47 CC-90001 (JNK1 inhibitor)	LPA1 antagonist		

Note:
1. In development for solid tumors and hematology

Legend: Bristol-Myers Squibb (filled boxes) | Celgene (outlined boxes)

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Bristol-Myers Squibb | Celgene

High Potential Agents and Pipeline Assets to Watch

JCARH125 (BCMA CAR T)

CAR-T focused on R/R MM

Estimated pivotal study in 2019

CC-92480 (CELMoD)

R/R Multiple Myeloma

Estimated pivotal study in 2019

CC-93269 (BCMA TCE)

R/R Multiple Myeloma

Estimated pivotal study in 2019

CC-90009 (CELMoD)

CelMod focused on AML

Estimated pivotal study in 2019

CC-90011 (LSD1 Inhibitor)

Phase I study for solid tumors

CC-90002 (CD47 Mab)

Phase I Study targeting NHL

CC-220 (CELMoD)

R/R Multiple Myeloma

LAG-3

Randomized Phase II/III in 1L Melanoma, LAG-3+Nivo vs Nivo

CTLA-4 (Probody and NF)

Phase I dose escalation work on Probody and dose expansion for non-fucosylated

FGF-21

Phase IIB dose ranging trials in F3 and F4 compensated cirrhotics (NASH)

Factor XIa

Phase II trial in secondary stroke prevention

CSF1R

Randomized Phase II study in 2L Pancreatic evaluating CSF1R+Nivo or CSF1R+Nivo+Chemo vs Chemo

NKTR-214

Randomized Phase III trial in 1L Melanoma (NKTR-214+Nivo vs Nivo) and 1L Renal (NKTR-214+Nivo vs Sutent)

CCR2/5

Phase I in combination with Nivo and Chemo (Pancreatic and CRC)

TYK-2

Phase III in Psoriasis and Phase II studies in Crohn's, Lupus and IBD

CD73

Phase I in combination with Nivo (Pancreatic and other solid tumors)

Bristol-Myers Squibb

Celgene

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Bristol-Myers Squibb | Celgene

19 Leading Science and Innovative Platforms Clinical Collaborations World - Class Chemistry Biologics and Synthetic Biologics Protein Homeostasis Immunomodulatory Agents Cell Therapies Epigenetics R&D Ecosystem Tumor Biology and Resistance

20 A Compelling Transaction • $50 cash and 1.0 share of combined company (fixed exchange ratio) per Celgene share • Total value of $102.43 per Celgene share based on Bristol - Myers Squibb’s closing stock price on 1/2/2019; total transaction value of approx. $90 billion (excluding CVR) • $9.00 CVR upon FDA approval of three late - stage assets • Bristol - Myers Squibb shareholders to own ~69% and Celgene shareholders to own ~31% • Giovanni Caforio to serve as Chairman & CEO; Adding 2 Board members from Celgene, total of 13 • Closing anticipated in Q3 2019, subject to regulatory approvals, shareholder approvals, other customary closing conditions Strong Returns and Significant Immediate EPS Accretion Strong Balance Sheet and Cash Flow Generation Significant Synergies TERMS

21 Significant Financial Benefits to Shareholders • Transaction internal rate of return well in excess of Celgene and BMS cost of capital • Combination will be more than 40% accretive to BMS standalone EPS in first full year • >$ 45 billion in free cash flow generation over first three years of combination • Commitment to strong investment grade credit ratings and continuing dividend policy for benefit of BMS and Celgene shareholders • Transaction preserves significant financial flexibility to continue investment in innovation • Combined ’18E operating margin of 36% before impact of cost synergies • ~$2.5 billion of run - rate cost synergies to be achieved by the third full year Strong Returns and Significant Immediate EPS Accretion Strong Balance Sheet and Cash Flow Generation Significant Synergies

~$2.5 Billion of Synergies an Important Source of Value

	% OF TOTAL SYNERGIES	AREAS OF OPPORTUNITY
SG&A	~55%	• Commercial efficiencies • Central support functions • Geographic optimization
R&D	~35%	• Optimize research & early-stage portfolio • Reduce overlapping resources
Manufacturing	~10%	• Leverage Bristol Biologics footprint • Operational procurement efficiencies

Guiding Principles

Protect value drivers | **Retain key talent** | **Leverage substantial scale**

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Bristol-Myers Squibb | Celgene

23 Strong Balance Sheet With Robust Cash Flow Generation • $33.5B fully underwritten bridge facility obtained from Morgan Stanley and MUFG • Committed to and expect strong investment grade credit ratings for the combination • Intend to execute a ~$5B accelerated share repurchase program after transaction close to repurchase a portion of the equity issued for this transaction • ~$45B of free cash flow in first 3 years of combination • Continuing dividend policy • Flexibility to execute balanced capital allocation strategy • Expect to fulfill CVR obligation with ongoing cash flow Transaction Financing * BMS + Celgene Balance Sheet Cash $10B New Debt $32B Existing Celgene Debt $20B BMS Equity Issued to Celgene $38B Financing Highlights * Inclusive of ~$5Bn accelerated share repurchase

24 • Transaction expected to close in Q3 2019 • Subject to approval of BMS and Celgene shareholders • Regulatory approvals in a number of jurisdictions including U.S. and EC • Other customary closing conditions Clear Path to Close

25 Creating a Leading Focused Biopharma Company Oncology: IO / Solid Tumors & Hematology Cardiovascular 10 PHASE III ASSETS LEADING FRANCHISES Led by Opdivo and Yervoy as well as Revlimid and Pomalyst ROBUST EARLY - AND MID - STAGE PIPELINE (PHASE I / II ASSETS) 21 ONCOLOGY: IO / Solid Tumors DEEP AND BROAD LATE - STAGE PIPELINE SIGNIFICANT LIFE CYCLE MANAGEMENT OPPORTUNITIES 6 NEAR - TERM POTENTIAL NEW PRODUCT LAUNCHES 10 ONCOLOGY: Hematology CHEMISTRY BIOLOGICS CELL THERAPY Underpinned by cutting edge technologies and discovery platforms 10 IMMUNOLOGY & INFLAMMATION 9 CARDIOVASCULAR / FIBROSIS Led by Eliquis # 1 With access to additional modalities through strong external partnerships PATIENT - CENTRIC INNOVATION Led by Orencia and Otezla Top 5 Immunology & Inflammation # 1

26 Q&A